Exhibit 10.2

SEPARATION AND CONSULTING AGREEMENT

AND GENERAL RELEASE OF CLAIMS

This SEPARATION AND CONSULTING AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between Petco Animal Supplies Stores, Inc. (the “Company”), Ronald V. Coughlin, Jr. (“Executive”), and solely for purposes of Sections 2(c) through 2(f), Petco Health and Wellness Company, Inc. (“Petco”) and Scooby LP (“Scooby”). Executive, the Company, Petco and Scooby are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Executive’s employment with the Company will terminate effective as of May 1, 2024, unless earlier terminated in accordance with the terms hereof (such actual date of termination, the “Separation Date”);

WHEREAS, Executive holds the Common Series C Units in Scooby set forth on Exhibit A hereto (the “Units”) pursuant to those Common Series C Unit Award Agreements between Executive and Scooby (collectively, the “C Unit Agreements”), which are expected to be vested and unvested as of May 1, 2024 as set forth on Exhibit A;

WHEREAS, Executive holds the restricted stock units (“RSUs”), performance stock units (“PSUs”) and stock options set forth on Exhibit B pursuant to those award agreements between Executive and Petco (collectively, the “Award Agreements”) granted under the Petco Health and Wellness Company, Inc. 2021 Equity Incentive Plan (as amended, the “2021 Plan”), which are expected to be vested and unvested as of May 1, 2024 as set forth on Exhibit B;

WHEREAS, Executive and the Company are parties to that certain Amended and Restated Employment Agreement dated December 3, 2020 by and between the Company, Petco and Executive (the “Employment Agreement”);

WHEREAS, the Company, Petco and Scooby wish to provide Executive with certain separation benefits, which are conditioned upon Executive’s execution, delivery and non-revocation of this Agreement and the Confirming Release (as defined below); and

WHEREAS, the Parties wish to resolve any and all claims that Executive has or may have against the Company, Petco, Scooby and the other Company Parties (as defined below), including any claims that Executive has or may have arising from or relating to Executive’s employment, or the end of Executive’s employment, with any Company Party.

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties, intending to be legally bound, hereby agree as follows:

1. Transition; Separation from Employment.

(a) Between March 12, 2024 (the “Transition Date”) and the Separation Date (the “Transition Period”), Executive shall (i) remain employed by the Company as a full-time employee, (ii) continue to faithfully and efficiently perform Executive’s duties, as may be modified or requested by the Company, (iii) remain available during regular business hours to address communication requests, and (iv) provide any transition services as reasonably requested by the Board. Effective as of 11:59 p.m. PT on the Transition Date, Executive hereby resigns (A) as an officer of the Company and its affiliates (as applicable) and (B) from the board of managers, board of directors or similar governing body of each of the Company and its affiliates (as applicable) and any other corporation, limited liability company, trade organization, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive serves as the designee or other representative of the Company or any of its affiliates. For the avoidance of doubt, as of the Transition Date, Executive shall no longer represent the Company in any manner and shall not hold himself out as a representative of the Company.

(b) The Company and Executive acknowledge and agree that Executive’s employment with the Company will end as of the Separation Date. As of the Separation Date, Executive will no longer be employed by the Company or any other Company Party. Notwithstanding anything herein to the contrary, Executive’s employment with the Company may end prior to May 1, 2024 as a result of (i) Executive’s resignation, (ii) the Company’s termination of Executive’s employment for Cause (as defined in the Employment Agreement), or (iii) Executive’s death or Disability (as defined in the Employment Agreement). In the event of such earlier termination of employment, the Separation Date shall be the actual date of such termination; provided, however, that if such earlier termination occurs as a result of clauses (i) or (ii), Executive shall no longer be eligible to receive the payments and benefits set forth in Section 2 and the Consulting Period set forth under Section 5 shall not commence.

2. Separation Payments and Benefits. Provided that Executive: (x) executes this Agreement and returns a copy of this Agreement that has been executed by Executive to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) by no later than 5:00 pm PT on March 13, 2024; (y) as set forth in Section 9, executes and returns to the Company a copy of the Confirming Release on the Separation Date and does not revoke the Confirming Release pursuant to the terms of the Confirming Release; and (z) remains in compliance with the other terms and conditions set forth in this Agreement (including Sections 6 and 7) and the Confirming Release, Executive shall be provided with the following separation payments and benefits:

(a) The Company shall pay to Executive a lump sum cash payment of $1,650,000, representing 18 months of Executive’s base salary, payable within 30 days following the expiration of the Release Revocation Period (as defined in the Confirming Release);

(b) The Company shall pay to Executive a pro rata portion of the Annual Performance Bonus (as defined in the Employment Agreement), if any, that Executive would have been entitled to receive in respect of the 2024 fiscal year based on the number of days employed during such fiscal year, but only to the extent of achievement of the applicable Company performance criteria (disregarding any individual performance criteria) for such Annual Performance Bonus, payable when annual bonuses for the 2024 fiscal year are paid to other Company executives;

(c) In accordance with the terms of the C Unit Agreements, the Units designated on Exhibit A to be accelerated shall become fully vested effective as of the Separation Date upon the expiration of the Release Revocation Period, and for the avoidance of doubt, all of the Units (including the Units that vest hereunder) shall otherwise remain subject to the terms and conditions of the C Unit Agreements in all respects;

(d) In accordance with the terms of the Award Agreements, the RSUs and stock options designated on Exhibit B to be accelerated shall become fully vested effective as of the Separation Date upon the expiration of the Release Revocation Period (as defined below), and for the avoidance of doubt, all of the RSUs and stock options (including those that vest hereunder) shall otherwise remain subject to the terms and conditions of the Award Agreements in all respects;

(e) In accordance with the terms of the Award Agreements, the PSUs designated on Exhibit B as eligible to become earned and vested shall remain outstanding and eligible to become earned (subject to the applicable performance-based vesting conditions set forth in the applicable Award Agreement) and for the avoidance of doubt, such PSUs shall otherwise remain subject to the terms and conditions of the Award Agreement in all respects;

(f) Scooby hereby waives its rights to call the Units under Section 9.2 of the Third Amended and Restated Agreement of Limited Partnership of Scooby dated as of January 19, 2021 (as may be amended) and any right Scooby may have to call the Units under the C Unit Agreements.

(g) The Company shall provide continued medical benefits at the Company’s sole expense for a period of 18 months to the extent Executive elects and remains eligible to continue those benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985; provided, that if the Company determines that it cannot provide such continued medical benefits without adverse tax consequences to Executive or the Company or for any other reason, then the Company shall, in lieu thereof, provide to Executive a taxable amount equal to the monthly plan premium payment for such medical benefits in substantially equal monthly installments over the 18-month period (or the remaining portion thereof); and

(h) To the extent Executive has not used his executive physical benefit for the 2024 fiscal year as of the Separation Date, Executive shall remain eligible to use such benefit prior to the end of the 2024 fiscal year.

Executive acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts Executive is eligible to receive as severance pay and benefits from the Company or any other Company Party. Executive further acknowledges that as of the Separation Date, (i) all Units which remain unvested after giving effect to Section 2(c) shall be forfeited upon the Separation Date for no consideration, and Executive shall have no rights with respect thereto; (ii) all unvested RSUs and stock options granted under the 2021 Plan which remain unvested after giving effect to Section 2(d) shall be forfeited upon the Separation Date, and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company, and (iii) all PSUs granted under the 2021 Plan which do not remain outstanding as provided in Section 2(e) shall be forfeited upon the Separation Date, and such awards shall terminate automatically and without any further action by the Company and at no cost to the Company. For the avoidance of doubt, notwithstanding the Services (as defined below), the Separation Date shall be a Termination of Employment (as defined in the 2021 Plan).

3. Release of Liability for Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 2 (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company, Scooby, Petco (collectively, the “Petco Affiliated Entities”) and their respective affiliates, predecessors, successors, subsidiaries and benefit plans, and the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, Executives, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981

through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement, the Award Agreements and the C Unit Agreements); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Agreement; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c) For the avoidance of doubt, nothing in this Agreement releases Executive’s rights to receive payments or benefits pursuant to Section 2. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Agreement; (iv) any right to indemnification that the Executive may have pursuant to the Company’s bylaws, its corporate charter or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that the Executive may in the future incur with respect to his service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (v) with respect to any rights that the Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; (vi) any rights in respect of vested RSUs, PSUs, stock options or Units; or (vii) Executive’s right to file and pursue a civil action or complaint under the California Fair Employment and Housing Act. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this

Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”), (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

4. Representations and Warranties Regarding Claims. Executive represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim.

5. Consulting Services.

(a) Beginning on the Separation Date and continuing through the first anniversary of the Separation Date (such period, as may be extended or earlier terminated as provided in Section 5(d), the “Consulting Period”), the Company and Executive agree that Executive shall serve as a consultant to the Company providing transition and advisory services, as may be requested from time to time by the Board of Directors of Petco (the “Services”).

(b) During the Consulting Period, Executive shall receive a monthly consulting fee of $107,500, payable in cash within 15 days following the end of the applicable calendar month and pro-rated for any partial calendar months. As an independent contractor, no income or other taxes shall be withheld from the amounts paid to Executive pursuant to this Section 5(b).

(c) During the Consulting Period, Executive’s relationship with the Company shall be that of an independent contractor. Executive shall control and determine how the Services are to be accomplished; provided, however, that in all events Executive shall perform the Services in a quality, workmanlike manner and within reasonable deadlines established by the Company and consistent with the professional talent of Executive that Executive applied during Executive’s prior service with the Company. As an independent contractor, Executive shall not participate as an active employee in any employee benefit plan of the Company or an affiliate. The Executive and the Company agree that in no event will the Company require, nor will the Executive perform, a level of services during the Consulting Period that would result in Executive not having a “separation from service” (within the meaning of Section 409A (as defined below)) from the Company and its affiliates on the Separation Date.

(d) Notwithstanding any other provision of this Section 5 to the contrary, the Consulting Period may be terminated (i) by Executive for any reason, (ii) by the Company for Cause or (iii) as a result of Executive’s death or Disability.

6. Covenants.

(a) Executive acknowledges and agrees that Executive has continuing obligations to the Company and its affiliates pursuant to that certain Confidentiality and Inventions Agreement, including obligations relating to confidentiality and intellectual property, and pursuant to the Employment Agreement regarding confidential and proprietary information and non-solicitation (collectively, the “Covenants”). In entering into this Agreement, Executive acknowledges the continued effectiveness and enforceability of the Covenants, and Executive expressly reaffirms Executive’s commitment to abide by, and agrees that he will abide by, the terms of the Covenants.

(b) Executive shall refrain from publishing any oral or written statements about the Company and any Company Party that (i) are slanderous, libelous, disparaging or defamatory, (ii) disclose confidential information of or regarding any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents or representatives, or (iii) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public. The Company agrees to direct its current executive officers to refrain from publishing any oral or written statements about Executive that are slanderous, libelous, disparaging or defamatory or that place Executive in a false light before the public.

7. Covenant to Cooperate in Legal Proceedings. Executive agrees to fully cooperate with the Petco Affiliated Entities and provide truthful information in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include making Executive available to the Petco Affiliated Entities upon reasonable notice for interviews and factual investigations; appearing at the Petco Affiliated Entities’ request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Petco Affiliated Entities pertinent information received by Executive in Executive’s capacity as an employee; and turning over to the Petco Affiliated Entities all relevant documents which are or may come into Executive’s possession in Executive’s capacity an employee or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments.

8. Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:

(a) Executive has been given sufficient time to review and consider this Agreement. If Executive signs this Agreement before the expiration date set forth in Section 2, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Agreement prior to such expiration.

(b) Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;

(c) Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;

(d) Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read this Agreement; and that Executive understands and agrees to each of the terms of this Agreement;

(e) The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(f) No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

9. Reaffirmation of Release. On the Separation Date, Executive shall execute the Confirming Release Agreement that is attached as Exhibit C (the “Confirming Release”), and return Executive’s executed Confirming Release to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) on the Separation Date.

10. Governing Law. This Agreement and its performance and, if executed, the Confirming Release will be construed and interpreted in accordance with the laws of the State of California, without regard to principles of conflicts of law that would apply the substantive law of any other jurisdiction.

11. Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

12. Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement, the C Unit Agreements, the Award Agreements, the Covenants and, if executed, the Confirming Release, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Executive and any Company Party with regard to the subject matter hereof.

13. Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Petco Affiliated Entity that is not a party to this Agreement shall be a third-party beneficiary of Sections 3, 6, 7 and 15 and, if executed, the Confirming Release, and entitled to enforce such provisions as if it were a party hereto.

14. Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement.

15. Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

16. Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as

“without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

17. No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.

18. Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Executive.

19. Section 409A. This Agreement and the benefits provided hereunder are intended be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

EXECUTIVE

/s/ Ronald V. Coughlin, Jr.
Ronald V. Coughlin, Jr.

Date: March 12, 2024

PETCO ANIMAL SUPPLIES STORES, INC.

By:	/s/ Holly May
Name: Holly May
Title: Chief Human Resources Officer

Date: March 12, 2024

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Holly May
Name: Holly May
Title: Chief Human Resources Officer

Date: March 12, 2024

SCOOBY LP

By:	/s/ Nishad Chande
Name: Nishad Chande
Title: Authorized Signatory

Date: March 12, 2024

AGREEMENT SHALL NOT BE ENTERED UNTIL ON OR AFTER

MARCH 12, 2024, AS PROVIDED HEREIN.

SIGNATURE PAGE TO

SEPARATION AND CONSULTING AGREEMENT

AND GENERAL RELEASE OF CLAIMS

EXHIBIT A

COMMON SERIES C UNITS

Date of Grant	Vesting Commencement Date	Distribution Threshold	Expected to be Vested as of May 1, 2024	Expected to be Unvested as of May 1, 2024	Accelerated under Section 2(c)
June 3, 2019	April 1, 2019	$0.50	30,000,000	0	0
August 1, 2018	June 4, 2018	$0.75	30,000,000	0	N/A
August 1, 2018	June 4, 2018	$1.00	15,000,000	0	N/A
August 25, 2020	July 27, 2020	$1.00	9,000,000	6,000,000	2,286,885

EXHIBIT A

EXHIBIT B

RSUs AND STOCK OPTIONS UNDER THE 2021 PLAN

Date of Grant	Award Type	Expected to be Vested as of May 1, 2024	Expected to be Unvested as of May 1, 2024	Accelerated under Section 2(d)
January 13, 2021	Options	1,250,000	0	N/A
April 26, 2022	RSUs	135,208	66,597	66,597
December 5, 2022	Options	543,955	1,269,232	1,269,232
April 10, 2023	RSUs	159,492	309,603	154,801

PSUs UNDER THE 2021 PLAN

Date of Grant	Unvested Target PSUs as of May 1, 2024	Target PSUs Remaining Outstanding and Eligible to Become Earned and Vested under Section 2(e)	Forfeited as of Separation Date
April 26, 2022	201,805	201,805	0
April 10, 2023	469,095	0	469,095

EXHIBIT B

EXHIBIT C

CONFIRMING RELEASE

This Confirming Release (the “Confirming Release”) is that certain Confirming Release referenced in the Separation and Consulting Agreement and General Release of Claims (the “Separation Agreement”), entered into by and between Petco Animal Supplies Stores, Inc. (the “Company”), Ronald V. Coughlin, Jr. (“Executive”), and solely for purposes of Sections 2(c) through 2(f) thereof, Petco Health and Wellness Company, Inc. (“Petco”) and Scooby LP (“Scooby”). Unless sooner revoked by Executive pursuant to the terms of Section 5 below, Executive’s acceptance of this Confirming Release becomes irrevocable and this Confirming Release becomes effective on the eighth day after Executive signs it. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Executive agrees as follows:

1. Receipt of Leaves and Other Compensation. Executive acknowledges and agrees that Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.

2. Release of Liability for Claims.

(a) For good and valuable consideration, including the consideration set forth in Section 2 of the Separation Agreement (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family, and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company Parties from liability for, and Executive hereby waives, any and all claims, damages, or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Confirming Release, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990, as amended; (B) ERISA; (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) California’s Fair Employment and Housing Act, the California Pregnancy Disability Leave law, the California Family Rights Act, the Healthy Workplace Healthy Family Act of 2014, the California Labor Code, the Private Attorneys’ General Act (Labor Code§ 2698 et seq.), any Wage Orders issued by the California Industrial Welfare Commission and the California Business and Professionals Code; (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement, the Award Agreements and the C Unit Agreements); (iii) any claim for compensation or benefits of any kind not expressly set forth in this Confirming Release; and (iv) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to any of the foregoing (collectively, the “Further Released Claims”). This Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against the Company Parties, regardless of

EXHIBIT C

whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

(b) Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Further Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c) For the avoidance of doubt, nothing in this Confirming Release releases Executive’s rights to receive payments or benefits pursuant to Section 2 of the Separation Agreement. Further, in no event shall the Further Released Claims include (i) any claim that arises after the date that Executive signs this Confirming Release; (ii) any claim to unemployment benefits, worker’s compensation or vested benefits under an employee benefit plan that is subject to ERISA; (iii) any claim for breach of, or otherwise arising out of, this Confirming Release; (iv) any right to indemnification that the Executive may have pursuant to the Company’s bylaws, its corporate charter or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that the Executive may in the future incur with respect to his service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (v) with respect to any rights that the Executive may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; or (vi) any rights in respect of vested RSUs, PSUs, stock options or Units. Further notwithstanding this release of liability, nothing in this Confirming Release prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Confirming Release) with the EEOC or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Confirming prohibits or restricts Executive from (A) filing a charge or complaint with, or cooperating in any investigation with, any Government Agency, (B) reporting violations of U.S. federal or state laws or regulations to a Government Agency, (C) making disclosures that are protected under U.S. federal and state whistleblower laws and regulations or (D) accepting any monetary reward in connection therewith. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

3. Representations and Warranties Regarding Claims. Executive represents and warrants that, as of the time at which Executive signs this Confirming Release, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident

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that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Confirming Release (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and Executive is not aware of any violation of any law, rule or regulation or any other misconduct by the Company or any of its officers or employees. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Further Released Claim.

4. Executive’s Acknowledgements. By executing and delivering this Confirming Release, Executive expressly acknowledges that:

(a) Executive has been given at least 21 days to review and consider this Confirming Release. If Executive signs this Confirming before the expiration of 21 days after Executive’s receipt of this Confirming Release, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Confirming Release prior to the expiration of such 21-day period. No changes (whether material or immaterial) to this Confirming Release shall restart the running of this 21-day period.

(b) Executive is receiving, pursuant to this Confirming Release and the Separation Agreement, consideration in addition to anything of value to which Executive is already entitled;

(c) Executive has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Confirming Release;

(d) Executive fully understands the final and binding effect of this Confirming Release; the only promises made to Executive to sign this Confirming Release are those stated herein and in the Separation Agreement; Executive is signing this Confirming Release knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read the Separation Agreement and this Confirming Release; and that Executive understands and agrees to each of the terms of the Separation Agreement and this Confirming Release;

(e) The only matters relied upon by Executive in causing Executive to sign this Confirming Release are the provisions set forth in writing within the four corners of the Separation Agreement and this Confirming Release; and

(f) No Company Party has provided any tax or legal advice regarding this Confirming Release, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Confirming Release with full understanding of the tax and legal implications thereof.

5. Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Executive may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Executive executes this Confirming Release (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Giovanni Insana, Chief Legal Officer and Secretary, 10850 Via Frontera, San Diego, California 92127 (email: Giovanni.Insana@petco.com) no later than 11:59 pm PT on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, this Confirming Release will be no force or effect and Executive will not receive the payments or benefits set forth in Section 2 of the Agreement.

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6. Return of Property. Executive represents and warrants that, except as otherwise expressly permitted by the Company, Executive has returned, or shall promptly upon request return, to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Executive by the Company or any other Company Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not maintained a copy of any such materials or items in any form.

EXECUTIVE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

EXECUTIVE

Ronald V. Coughlin, Jr.

Date:

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